                                                                   Exhibit 10.11


                                  OEM AGREEMENT

                                (Cisco as Seller)

This OEM Agreement (the "Agreement") is made as of the 7th of December, 1998 (the "Effective Date") by and between Cisco Systems, Inc., a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 ("Cisco") and Netro Corporation, a California corporation having its principal place of business at 3860 North First Street, San Jose, California 95134 ("Netro").

                                    RECITALS

      A. Netro has been purchasing from Cisco the Cisco MGX 8220 shelves and associated products, software and firmware by means of purchase orders over the past several months. These shelves have been, in turn, integrated with Netro's Base Station Controller boards and resold to third parties as a part of the "AirStar" wireless communications systems developed by Netro.

      B. Netro is developing an independent solution, which will permit it to sell its systems without relying on the Cisco MGX 8220 shelves; however, Netro requires on-going access to the Cisco MGX 8220 shelves for resale during this development period. Cisco desires to sell the Cisco MGX 8220 shelves and associated products, software and firmware to Netro during the development period to enable Netro to transition to an independent solution.

      C. Netro also desires access to certain Cisco technology and intellectual property in order to transition to an independent solution. Cisco desires to license such technology to Netro under a separate license agreement that will be executed contemporaneously with this Agreement (the "Technology Agreement").

      D. The parties now desire to enter into an agreement pursuant to which Cisco agrees to sell and Netro agrees to purchase a limited number of the Products under the terms and conditions set forth herein.

      NOW, therefore, in consideration of the terms and conditions of this Agreement, the parties agree as follows:

1.    DEFINITIONS

      Terms used in this Agreement not otherwise defined elsewhere shall have the meanings ascribed to them below.

      1.1 "Netro's Boards" shall mean the boards developed by Netro for integration and use with the Products. "Netro's Boards" are more fully described in Appendix A attached hereto.

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
      1.2 "Products" shall mean collectively Cisco's [***] shelves and associated components and firmware. "Products" are more fully described in Appendix A & B attached hereto.

      1.3 "Purchase Order" shall mean the formal order issued by Netro for the purchase of Products. The Purchase Order shall include the following items: (a) identification of each item of Products by model or part number; (b) quantity requested; confirmation of price; (d) shipment instructions, including identification of requested carrier, delivery schedule and destination; and (e) reference to the terms and conditions of this Agreement.

      1.4 "Purchase Period" shall mean a period of time commencing on the Effective Date and ending [***] thereafter. During the "Purchase Period" Netro will be permitted to purchase Products from Cisco and Cisco will sell Products to Netro subject to the terms and conditions of this Agreement.

      1.5 "Software" shall mean those software products developed by or for Cisco for integration and use with the Products and provided to Netro under this Agreement. "Software" is more fully described in Appendix A attached hereto. "Software" includes any associated documentation, bug fixes, upgrade, revisions, enhancements or modifications provided to Netro by Cisco under this Agreement.

      1.6 "Technology Agreement" shall mean the "Technology Agreement," to be executed contemporaneously with this Agreement, pursuant to which Cisco will license to Netro certain rights to the design of a specified subset of the Products.

2.    PURCHASE AND SALE

      2.1 Netro shall have the right to purchase Products from Cisco and Cisco will sell to Netro on the terms and conditions of this Agreement and to resell, lease or otherwise distribute as follows:

      (a) Netro may purchase no more than [***] units of the Products (in terms of complete systems as more fully described in Appendix A) during the Purchase Period. In addition, Netro may purchase adequate components, such as trunk cards, to ensure the proper product mix for these [***] complete systems. Any complete system purchased by Cisco from Netro after Netro has integrated Netro's Board with the Product shall not count toward the [***] unit limit.

      (b) Netro may purchase the Products for integration with Netro's Boards. Netro may resell, lease or distribute the Products only after they have been integrated with Netro's Boards.

      (c) Netro may resell, lease or distribute the Products directly to its end-user customers or through multiple tiers of distribution, for use with or attachment to any vendor's ATM, switch or mux.

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      (d) Netro must brand, promote, market and sell the Products as Netro's own products using Netro's own trademarks, trade names and trade dress.
Additionally, Netro is responsible for re-labeling the Products, by removing Cisco labels or completely covering Cisco labels, so that only Netro's name appears on the Product. Netro may not partially remove, cover or deface Cisco's label in a manner that may cause damage to Cisco's trademark rights. Therefore, Netro agrees that upon request Netro will permit Cisco to inspect samples of the relabeled Products and Netro will correct any improper labeling identified by Cisco.

      (e) Netro must load the Software onto each unit of the Products.

      Netro acknowledges that failure to comply with Section 2.1(d) or Section 2.1(e) shall constitute a breach of the Agreement and shall entitle Cisco to terminate this Agreement pursuant to Section 13. This acknowledgment shall, however, in no way imply that breaches of this Agreement by Netro are limited to a breach of Section 2.1(d) or Section 2.1(e).

      2.2 Netro shall not have the right to purchase the Products from Cisco and resell, lease or otherwise distribute except as specified in Section 2.1. Further, the following restrictions shall apply to Netro's purchase rights:

      (a) Netro may not resell the Products on a stand-alone basis without Cisco's prior written consent.

      (b) Netro may not distribute the Products without first loading the Software onto each unit. Further, Netro may only make up to [***] copies of the Software, each of which must be loaded onto a Product. Netro agrees to indemnify, defend and hold Cisco harmless from and against any claim, liability or damages which may result from reproducing, using or distributing any third party software contained in the Software in a manner not expressly authorized under this Agreement (e.g., Netro distributes the Software on a stand alone basis or Netro distributes more than [***] copies of the Software).

      (c) Netro may not purchase more than [***] of the Products (in terms of completed systems as more fully described in Appendix A).

      (d) Netro may not purchase the Products after the end of the Purchase Period even if Netro has purchased less [***] units of the Products (in terms of completed systems as more fully described in Appendix A).

      2.3 Software License. Cisco hereby grants Netro a non-exclusive license to use the Software solely in conjunction with, and as incorporated on, such Products, subject to payment of license fees as included in the purchase price for each Product. Netro may sublicense such rights to use the Software only to its customers, subdistributors (subject to the condition as set forth in Section 2.2(b) and their customers (and any customers' lessees) who purchase the Products provided that any such customer must execute an end user agreement meeting the requirements of Section 2.4. Netro receives no title or ownership rights to the Software. Except for the license granted in this Section 2.3, all right, title and interest in the Software shall remain

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the exclusive property of Cisco or its licensors. Except as may otherwise expressly be set forth in this Agreement, this Agreement does not entitle Netro to the receipt or use of, or access to, Software source code or any right to reproduce the Software or the documentation. None of Netro or any of its sublicensees shall decompile, reverse engineer or otherwise attempt to gain access to the Software source code.

      2.4 End-User License. Distribution of Software shall be subject to Netro's end user customers being bound by an end user license agreement which at the least shall (i) grant each such customer a nontransferable, non-exclusive, fully paid license to use the Software solely in conjunction with, and as incorporated on, the Products obtained from the Netro and solely for such customer's internal business purposes; (ii) indicate that Cisco and its licensors are the owners of the Software; (iii) prohibit the customer from decompiling, reverse engineering or otherwise attempting to gain access to the Software source code; (iv) identify Cisco as a third-party beneficiary of the End User Agreement; and (v) indicate that Cisco accepts the rights of a third party beneficiary. Netro shall prepare a translation of such End User Agreement to be used for informational purposes only; the English version of the End User Agreement shall control at all times. Netro will provide Cisco with copies of End User Agreements executed by customers, upon request. Netro will use its best efforts to ensure that all customers abide by the terms of their End User Agreements. Upon request by Cisco, Netro will keep Cisco apprised of its activities to enforce such provisions with particular customers. Netro shall ensure that Cisco will have the right to enforce such agreements as a third-party beneficiary. Netro agrees that (i) Cisco may join Netro as a named plaintiff in any suit brought by Cisco against customers and (ii) Netro will take such other actions, give such information and render such aid, as may be necessary to allow Cisco to bring and prosecute such suits.

3.    PURCHASE PRICE AND DISCOUNT

      3.1 Price. The purchase price to Netro for the Products pursuant to this Agreement shall be [***] off Cisco's then-current list price, a copy of which is attached hereto as Appendix A. Appendix A shall be revised or replaced if Cisco's list prices change.

4.    PURCHASE ORDERS

      4.1 Ordering Period. Netro shall purchase the Products pursuant to this Agreement by issuance of its Purchase Orders within the Purchase Period. This Agreement shall control the purchase of all Products by Netro from Cisco, and no terms in any Purchase Order, invoice, acknowledgment or like document shall serve to add to or modify the terms of such sales unless agreed to in a writing signed by both parties

      4.2 Purchase Order and Acceptance. Purchase Orders may be made by telephone and, in such event, shall be followed by a hard copy (including facsimile) confirming the Purchase Order within five (5) days. Cisco shall promptly acknowledge Purchase Orders submitted by Netro and, if such Purchase Orders conform to the terms and conditions of this Agreement and Netro is in compliance with the terms and conditions of this Agreement, then Cisco will accept the Purchase Order. Purchase Orders shall specify a lead time not less than Cisco's then current

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standard lead time, which shall be thirty (30) days unless Cisco notifies Netro to the contrary. Cisco shall use reasonable efforts to notify Netro of the acceptance or rejection of a purchase order within ten (10) days of receipt of the purchase order, however, no purchase order will be binding upon Cisco until accepted by Cisco in writing. Partial shipment of an order will not constitute acceptance of an entire order. Cisco shall use reasonable efforts to ship Products covered by a Purchase Order so as to ensure receipt prior to the corresponding confirmed delivery date. Netro's sole and exclusive remedy if Cisco fails to so ship such Products at that time shall be to require Cisco to reschedule delivery within fourteen (14) days of the original scheduled delivery date.

      4.3 Forecasts. Not less than five (5) days after the Effective Date, Netro shall deliver to Cisco its good faith, non-binding forecast of Netro's estimated demand for the during the first two (2) calendar quarter of the Purchase Period. Netro shall deliver to Cisco a good faith, non-binding forecast for each additional calendar quarter at least sixty (60) days prior to the commencement of such calendar quarter. The submission of a forecast shall not require Netro to make any purchases and does not constitute an order.

      4.4 Cancellation. Netro may cancel, postpone or reschedule delivery of the Products ordered pursuant to Purchase Orders upon notice to Cisco prior to scheduled delivery as set forth below. Any cancellation of delivery of the Products less than ninety (90) days prior to the scheduled delivery date shall be subject to a cancellation charge to Netro based on the table below. A postponement or postponements which are to a date more than thirty (30) days after the original scheduled delivery date and which are made at Netro's request may at Cisco's option by written notice to Netro be treated as a cancellation pursuant to this Section 4.4. The provisions of this Section 4.4 shall survive any termination of this Agreement with respect to Purchase Orders issued prior to such termination.

                     Cancellation
Number of Days       Charge
Before Scheduled     (Percentage of
Delivery             (Purchase Price):
-----------------    ------------------
More than 90 days    [***]
90 days - 61 days    [***]
60 days - 46 days    [***]
45 days - 31 days    [***]
30 days or less      [***]

5.    DELIVERY TITLE AND SHIPMENT


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      5.1 Delivery. Delivery ("Delivery") will be made Ex Works Cisco's facility at the address listed above per INCOTERMS 1990.

      5.2 Title. Title for the Products, except as to Software, and risk of loss or damage shall pass to Netro as of Delivery.

      5.3 Shipping. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in shipping cartons reasonably designed to prevent damage, marked for shipment to the address specified in Netro's Purchase Order (which may be Netro's customer's address), and delivered to a carrier or forwarding agent chosen by Netro. Should Netro fail to designate a carrier, forwarding agent or type of conveyance, Cisco shall make such designation in conformance with its standard shipping practices.

6.    PAYMENT AND REPORTS

      6.1 Payment Terms. Netro shall pay for the Products delivered hereunder in US dollars, net thirty (30) days from the later of Delivery or the date of Cisco's invoice. Overdue payments shall be subject to a monthly charge of the lesser of [***] per month or the maximum rate allowed by law. Cisco reserves the right to change credit terms, when, in Cisco's sole opinion, the financial condition and past payment history of Netro so warrant such a change. Any such change in the credit terms provided herein will be notified to Netro. Netro will pay all of Cisco's costs and expenses (including reasonable attorneys' fees) to enforce and preserve Cisco's rights under this Section 6.1. In the event that Netro becomes delinquent in the payment of any sum due hereunder, Cisco may suspend performance until such delinquency is corrected.

      6.2 Taxes. Netro shall pay sums equal to taxes (including, without limitation, sales, withholding, value-added and similar taxes) and customs duties paid or payable (however designated, levied, or based) on amounts payable to Cisco hereunder or on Netro's or a Netro customer's use or possession of the Products under or in accordance with the provisions of this Agreement, but exclusive of national and local taxes based on Cisco's net income.

      6.3 Reports. Netro shall provide Cisco monthly point of sale reports showing the following information:

      (a) sales activity the preceding calendar month,

      (b) end user's and purchaser's name, vertical market, and ship-to (country, state, province, city, zip/postal code, and

      (c) for each end user ship to address:

            (i) units sold but not installed or not consigned, and

            (ii) units on loan, under evaluation or demonstration.

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Each piece of information indicated above shall come in separate fields.  The reports shall be delivered to Cisco in electronic, delimited text format to:
Shastri Divakaruni (e-mail: shastri@cisco.com, phone: 408-527-2379). This information shall be subject to the confidentiality obligations set forth in
Section 16 and shall not be used for competitive purposes.

7.    ACCEPTANCE

      Netro or its designated party shall inspect the Products within thirty
(30) days of Delivery. Any Product which fails to conform to the specifications (as attached hereto as Appendix B) may be rejected by Netro and returned to Cisco in accordance with the procedure described in Section 8.3, for repair or replacement, at Cisco's option. Any Products not so rejected will be deemed accepted at the end of the thirty (30) day period.

8.    WARRANTY AND IN-WARRANTY REPLACEMENT

      8.1 Products Warranty. For a period of [***] from the date of Delivery (the "Warranty Period"), Cisco warrants that the hardware portions of the Products shall be free of defects in material and workmanship. In the event that Cisco receives notice from Netro during the Warranty Period that any Product does not conform to the requirements of this warranty, Cisco shall, at its option, repair or replace the non conforming Products. Products repaired or replaced shall be rewarranted for [***] in accordance with the above.

      8.2 Software Warranty. Cisco warrants that the media on which the Software is recorded will be free from defects in materials and workmanship under normal use for a period of [***] from the date of delivery. Netro's sole and exclusive remedy, and Cisco's sole and exclusive liability, under this warranty will be replacement of the media.

      8.3 Warranty Procedures. An item may only be returned with the prior written approval of Cisco in accordance with Cisco's standard warranty procedures. Once Cisco authorizes the return of any defective item, Netro will ship such Product to the designated repair facility, freight prepaid, in its original shipping container or in a container of equivalent protective constitution. All other fees (including but not limited to customs clearance) shall be borne by Netro. Any transportation costs incurred in connection with the re-delivery of a repaired or replaced item to Netro shall be borne by Cisco, provided that such costs shall be borne by Netro if Cisco reasonably determines that the item is not nonconforming. If Cisco reasonably determines that the allegedly defective item is not covered by the terms of the warranty provided hereunder or that a warranty claim is made after the warranty period, the cost of repair by Cisco, including all shipping expenses, shall be reimbursed by Netro. CISCO SHALL HAVE NO LIABILITY WITH RESPECT TO DATA CONTAINED IN ANY SYSTEM RETURNED TO CISCO.

      8.4 Exclusions. The express warranties set forth in Sections 8.1 and 8.2 above shall not apply to defects in Products: (i) caused through no fault of Cisco during shipment to or from Netro, (ii) caused by the use or operation of Products in an application or environment other than that intended or recommended by Cisco, (iii) caused by any of Netro's Boards or any other


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
components, software or materials supplied by Netro, (iv) caused by integration services performed by Netro, (iv) caused by modifications or alterations made to the Products by any party other than Cisco, (vi) caused by the unauthorized use of the Products by Netro, a customer or any other third party, (vii) caused by failure of Netro to comply with any of the return procedures specified in this Agreement, or (viii) which are the result of the Products being subjected to unusual physical or electrical stress.

      8.5 Stored Data. Netro will be responsible for saving or backing up data contained in any Product returned to Cisco for in-warranty or out-of-warranty repairs or service. CISCO WILL HAVE NO RESPONSIBILITY FOR SUCH DATA AND WILL HAVE NO LIABILITY ARISING OUT OF ANY DAMAGE TO OR LOSS OF SUCH DATA WHILE THE PRODUCT IS IN CISCO'S POSSESSION.

      8.6 Disclaimer. EXCEPT FOR THE ABOVE EXPRESS WARRANTIES SET FORTH IN SECTIONS 8.1 AND 8.2 ABOVE, CISCO MAKES AND NETRO RECEIVES NO WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR PRIOR COMMUNICATION WITH NETRO, AND CISCO SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF ERROR-FREE AND UNINTERRUPTED USE OF SOFTWARE OR HARDWARE. CISCO DOES NOT WARRANT OR REPRESENT THAT ALL ERRORS IN THE SOFTWARE OR ASSOCIATED DOCUMENTATION WILL BE CORRECTED.

9.    OUT-OF-WARRANTY REPAIR AND SPARE PARTS

      Cisco shall provide out-of-warranty repair and spare parts for all Products purchased under this Agreement for a period of one (1) year after the termination or expiration of this Agreement in accordance with Cisco's then standard policy, or any Netro Service Agreement in effect between the parties. Repairs and spare parts shall be warranted for ninety days, subject to the terms and conditions of warranty set forth in Section 8, above.

10.   SUPPORT

      10.1 Product and Software Support. Netro will be responsible for providing direct support to its customers for the Products and Software, including all Level 1 Support and Level 2 Support, as defined below. Cisco will provide Level 3 Support, as defined below, to Netro. Cisco's support will be provided and billed to Netro on a time and materials basis. Netro agrees to provide Cisco a telephone call transfer mechanism for Netro service calls intended for Netro but received by Cisco. The companies each designate an engineer as the single point of contact for support requests from Netro as follows: for Cisco: initially Shastri Divakaruni (e-mail: shastri@cisco.com, phone: 408-527-2379) but only until such time as Cisco notifies Netro in writing of another point of contact, and for Netro: Zohar Lotan. Either party may change the point of contact by prior written notice to the other party. The Cisco engineer shall be available by pager Monday through Friday, 9:00 am - 5:00 PM Pacific Time, excluding Cisco holidays.


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For purposes of this Agreement, level 1, level 2 and level 3 support shall have the meanings set forth below:

      (a) "Level 1 Support" includes the ability to provide general Product and Software information and configuration support; collect relevant technical problem identification information; perform base problem determination; provide basic support on the standard protocols and features,

      (b) "Level 2 Support" includes Level 1 Support plus the ability to support problem isolation and Product or Software specification defect determination; provide lab simulation and interoperability testing; define an action plan; analyze traces; provide advanced support on all protocols and features; reproduce problems in a lab, diagnose problems remotely and provide Cisco with complete steps to reproduce a problem.

      (c) "Level 3 Support" includes fixing only those problems identified and proven unambiguously to be in Product or Software. Such Level 3 Support shall terminate upon the earlier to occur of the termination or expiration of this Agreement or thirty-six (36) months from the First Customer Shipment (FCS) of the Software. The requirement for Cisco to provide level 3 support is as follows:

- Interface for the support is through Netro Engineering. Only 1 to 2 engineers will be designated as point of contact for this interface.

- Netro Engineer(s) should be familiar with the product.

- Netro engineering will first reproduce, isolate and identify the problem in Product or Software before requesting the support.

- Problem has to be well documented and sent to Cisco engineering contact, preferably by email.

- Netro will provide at least two fully functional systems with their service modules for the purpose of debugging and fixing the problem. Netro will also assist Cisco engineer in configuring the system for the required application.

      10.2 No Software Revisions. Cisco will not be required to provide any new feature releases of Software to Netro.

      10.3 Documentation. Cisco shall provide Netro with documentation ("Documentation") free of charge, in order to permit Netro to sell and support the Products efficiently. All such documentation will be camera ready and will also be provided in electronic format stored in a manner acceptable to Netro. Cisco hereby grants Netro a fully paid, non-exclusive license to modify, use, incorporate and reproduce such documentation, provided that either Cisco or Netro's copyright notice is reproduced on all such Documentation. Netro shall be solely responsible for the accuracy of all of its modifications.

11.   AGENCY COMPLIANCE AND CERTIFICATION RESPONSIBILITIES.

      11.1 Netro will be solely responsible for EMI/RFI, Immunity, Safety and Homologation of the Products as integrated with Netro's Boards. These responsibilities may include, but are not limited to, the following:

            (a) Translation into English of specifications and other documents from local regulatory agencies and/or test houses,

            (b) Acquisition of technical standards, regulatory procedures and forms,

            (c) Submission of documents and product registrations,

            (d) Product testing, debugging and fixing problems to meet regulatory compliance requirements,

            (e) Coordination of any field trials which may be required.

      11.2 Cisco may, in its sole discretion, provide Netro with assistance in connection with Netro's compliance activities.

12.   DESIGN, PURCHASE AND MANUFACTURING RIGHTS.

      12.1 Design License for the Products. Contemporaneously with the execution of this Agreement, the parties shall execute the Technology Agreement pursuant to which Cisco shall grant to Netro an irrevocable, fully paid up, worldwide, non-exclusive right and license to the design of a specified subset of the Products for purposes of permitting Netro to modify such design and to make or have made derivatives of the Products for sale by Netro.

      12.2 Cisco's Purchase Rights. In the event that Cisco elects to become an OEM reseller or integrator of Netro's AirStar system, Netro agrees to grant Cisco the following rights:

            (a) Cisco may purchase from Netro's suppliers Netro's Board and any new version of Netro's Board which incorporates upgrades, enhancements, modifications or improvements made by Netro. Netro agrees upon Cisco's request to arrange for Cisco to make purchases of Netro's Board directly from Netro's suppliers upon the same price, terms and conditions as Netro purchases Netro's Board.

            (b) Cisco may purchase AirStar systems, including Netro's Board (and any new version of Netro's Board which incorporates upgrades, enhancements, modifications or improvements made by Netro) directly from Netro for a price, and under terms and conditions, no less favorable than Netro offers its most favored customer purchasing similar volumes of products in similar circumstances. The parties agree that this subsection does not permit Cisco to purchase custom versions of the AirStar systems or Netro's Boards, where custom is defined to include versions of such products that are developed for sale to a single customer or that are developed as a result of customer funded research and development.

            (c) Cisco may resell and distribute Netro's Boards and the AirStar system directly to end-users or indirectly to end users through Cisco's distributors, systems integrators, value added resellers and resellers.

If appropriate, the parties shall negotiate in good faith the terms and conditions of an OEM agreement for Netro's Board and the AirStar system. Cisco agrees not to reverse engineer Netro's Board or to decompile, reverse engineer or otherwise attempt to gain access to the source code for Netro's Board.

      12.3 Limitation. Except as expressly set forth in this Agreement the Technology Agreement referenced above, Cisco does not grant and Netro does not receive any additional rights or licenses, including, without limitation, rights to use any Cisco trade name, trademark or trade dress or the right to use the design of the Product for any purpose other than manufacture and sale of derivative Products integrated with Netro's Board.

13.   TERM

      13.1 Term. This Agreement shall commence as of the Effective Date and shall continue through the Purchase Period, unless earlier terminated in accordance with this Section 13. Termination shall not excuse either party from payment of amounts owed to the other party prior to termination.

      13.2 Termination for Breach. Either party may terminate this Agreement and/or cancel any or all Purchase Orders for undelivered Products upon written notice to the other party if such other party fails to correct any failure to fulfill any of its obligations under this Agreement, within thirty (30) days after receipt of notice specifying such failure, except in the case of breaches of the payment obligation, where termination shall be effective fifteen (15) days from the date of notice if the default is not cured. Termination shall not be deemed an exclusive remedy, and the parties shall retain any right to seek other remedies in law or equity which might be available on account of breach of the Agreement.

      13.3 Termination by Cisco. Cisco may terminate the Agreement upon thirty
(30) days' written notice to Netro in the event there is a change of control of Netro resulting in any of the competitors of Cisco named in Appendix C acquiring control of Netro; provided, however, that Netro shall be permitted to place a "last time" purchase order for Products within such the thirty (30) day period following Cisco's notice. A change of control is deemed to occur if (a) 50% or more of the voting stock of Netro is acquired, directly or indirectly, by a third party, (b) if a third party is able to appoint or cause to be appointed a majority of the members of the board or directors of Netro, or otherwise control the management of Netro or, in the event that Netro is not organized as a corporation, if a third party is able to appoint or cause to be appointed a majority of the management committee of Netro, or (c) if all or substantially all of Netro assets are acquired or transferred to a third party by merger, acquisition or other form of consolidation.

      13.4 No Liability For Expiration or Dealer Termination. Cisco shall not, by reason of the expiration or termination of this Agreement, be liable to Netro for compensation,


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
reimbursement or damages on account of any loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, or commitments made in connection with this Agreement or the anticipation of extended performance hereunder.

      13.4 Survival. The provisions of Sections 6, 8, 9, 10, 11, 14, 15, 16 and 17 shall survive any termination or expiration of this Agreement.

14. LIMITATION OF LIABILITY. CISCO'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE LESSER OF $500,000 OR THE AMOUNT PAID BY NETRO TO CISCO IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE EVENT WHICH GAVE RISE TO THE LIABILITY. IN NO EVENT SHALL CISCO HAVE ANY LIABILITY FOR ANY LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, INCLUDING, WITHOUT LIMITATION, THOSE RESULTING FROM THE USE OF PRODUCTS PURCHASED HEREUNDER, OR THE FAILURE OF THE PRODUCTS TO PERFORM, OR FOR ANY OTHER REASON. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES AGREE THAT THEY ARE EACH SOPHISTICATED ENTITIES KNOWLEDGEABLE ABOUT TELECOMMUNICATIONS PRODUCTS, AND THIS LIMITATION IS REASONABLE AND NEGOTIATED FOR CONSIDERATION OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

15.   INTELLECTUAL PROPERTY INDEMNIFICATION.

      15.1 Cisco's Obligation.

      (a) Indemnity. Cisco agrees to defend and hold Netro harmless against any loss, liability or expense (including reasonable attorneys fees) paid to third parties arising from any action or claim brought or threatened against Netro alleging that the Products under normal use infringe any third party's patent, copyright, trademark, trade secret or other intellectual property right. Cisco will be released from its obligations under this Section 15.1 unless Netro provides Cisco with (i) prompt written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and
(iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

      (b) Remedy. In the event that the Products are held, or in Cisco's sole opinion, may be held to constitute such an infringement, Cisco may, at its option and expense, (i) obtain for Netro the right to continue to use such Products as intended or (ii) modify the Products so that they become non-infringing. If neither of the foregoing alternatives is in Cisco's sole opinion reasonably available to Cisco, Cisco shall accept return of the infringing Products and refund to Netro the depreciated value of the Products, as measured over a thirty-six (36) month life span.

      (c) Limitations. Notwithstanding the provisions of Section 14 above, Cisco assumes no liability for infringement claims arising from (i) combination of the Products with other products not provided by Cisco, where the Products alone would not infringe, (ii) the modification of the Products unless such modification was made or authorized by Cisco, where such infringement would not have occurred but for such modifications, (iii) integration of Netro's Boards and the Product, where such infringement would not have occurred but for such integration, (iv) Cisco's compliance with specifications provided by Netro, (v) any marking or branding placed on the Products by, or at the request of, Netro, or (vi) any third-party products furnished hereunder to complete Netro's order which are not ordinarily supplied by Cisco. Further, Netro agrees to defend and hold Cisco harmless against any loss, liability or expense (including reasonable attorneys' fees) paid to third parties arising from any action or claim brought or threatened against Cisco and based on or as a result of any or items (i) through (vi) above.

      (d) DISCLAIMER. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF CISCO AND THE EXCLUSIVE REMEDY OF NETRO, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS.

16.   CONFIDENTIAL INFORMATION PROPRIETARY RIGHTS

      16.1 Confidentiality. All confidential information disclosed by either party to the other in connection with this Agreement shall be subject to the provisions of the Mutual Nondisclosure Agreement dated and effective February 5, 1998 between Cisco and Netro.

      16.2 Proprietary Rights. Netro shall not remove any proprietary notices incorporated in, marked on, or fixed to the Products by Cisco. Netro confirms that Cisco owns all right, title, and interest in the product lines that include the Products and in all of Cisco's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Netro of any of these property rights is authorized only to the extent expressly provided in this Agreement and only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease. The Products are sold and the Software is licensed by Cisco subject, in every case, to the condition that such sale or license does not convey any license, expressly or by implication, to manufacture, duplicate, or otherwise copy or reproduce the Products or Software, through reverse engineering or any other means. Netro agrees to take appropriate steps with its customers, as Cisco may request, to inform them of and assure their compliance with the restrictions contained in this Section 16.2. Nothing herein shall grant to Netro any right, title or interest in such trademarks. At no time during or after the term of this Agreement shall Netro challenge or assist others to challenge the trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the trademarks.

17.   MISCELLANEOUS

      17.1 Assignment. This Agreement and all rights and obligations hereunder, excepting the right to receive payment, are personal to the parties hereto and may not be assigned in whole or in part by either party without the prior written consent of the other, except pursuant to a merger, consolidation or sale or substantially all of the assets or capital stock of the assigning party which does not result in termination of this Agreement under Section 13.3.

      17.2 Governing Law. This Agreement shall be construed and the respective rights of the parties hereto determined according to the laws to the State of California, without giving effect to the principles of conflict of laws thereof. The 1980 United Nations Convention on Contracts for the International Sale of Goods shall not apply.

      17.3 Venue. The exclusive jurisdiction and venue of any action with respect to the subject matter of this agreement shall be the state courts for the State of California for the County of Santa Clara or the United States District Court for the Northern District of California and each party submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action.

      17.4 Export Controls. Cisco and Netro shall comply in all respects with all United States laws and regulations as will from time to time govern the license and delivery of technology and Products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration.

      17.5 Notices. All notices, waivers and consents in connection with this Agreement shall be in writing and shall be deemed given when delivered by hand or received by certified mail, postage prepaid, return receipt requested, or sent by facsimile transmission (confirming the same by mail) or internationally recognized overnight courier service. All notices or communications between Netro and Cisco pertaining to this Agreement shall be addressed as follows:

            If to Cisco:
            Cisco Systems, Inc.
            170 West Tasman Drive
            San Jose, California 95134-1706
            Attn.: General Counsel

            If to Netro:
            Netro Corporation
            3860 North First Street
            San Jose, California 95134
            Attn.: Chief Financial Officer

or to such other address as a party may direct in writing.

      17.7 Amendments. This Agreement may be amended or supplemented only in writing designated as such an amendment or supplement and signed by a duly authorized officer of both parties.

      17.8 Waiver. Except as specifically provided in a waiver signed by a duly authorized officer of the party seeking enforcement, the failure to enforce or the waiver of any term of this Agreement shall not constitute the waiver of such term at any time or in any circumstance and shall not give rise to any restriction on or condition to the prompt, full and strict enforcement of the terms of this Agreement.

      17.9 References. The paragraph headings and the recitals used herein are for convenience of reference only and shall not alter or affect the terms, or interpretation, of this Agreement.

      17.10 Force Majeure. Neither Cisco nor Netro shall be liable to the other for any default hereunder (other than with respect to payment) if such default is caused by an event beyond such party's control, including without limitation acts or failures to act of the other party, floods, fires, governmental acts or directives, unavailability of transportation or supply, strikes and acts of God (collectively known as a "Force Majeure Event"). In the event of a threatened default or default as a result of any of the above causes, the defaulting party shall exercise its best efforts to avoid and cure such default. In the event such an event prevents performance hereunder for a period in excess of ninety
(90) days, then the non-defaulting party may elect to terminate this Agreement and/or cancel or suspend any Purchase Orders hereunder by notice to the defaulting party.

      17.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

      17.12 Publicity. Each party and their representatives shall not issue or cause to be issued any press release, public announcement or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, which consent may be withheld at such other party's sole discretion (except as required by law or government regulation, in which case the other party shall have the opportunity to request confidential treatment of the proposed disclosure, including obtaining protective orders or permission to redact any information which will be publicly available).

      17.13 Mutual Release.

      (a) Netro's Release. In consideration of the rights and licenses granted to Netro under this Agreement and the Technology Agreement, Netro hereby releases and forever discharges Cisco and its direct or indirect assigns, parents, predecessors, successors, subsidiaries or affiliated corporations or business entities, past and present, as well as its directors, officers, partners, shareholders, agents, employees, attorneys, servants, successors and assigns, past and present, and each of them, from any and all claims, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that Netro has had in the past, or now has, or may have in the future against Cisco, or any other persons or entities, arising directly or indirectly out of or related in any way to any prior business dealings, negotiations, discussions or agreements between parties or their predecessors, successors, subsidiaries or affiliated corporations or business entities, past and present, as well as its directors, officers, partners, shareholders, agents, employees, attorneys, servants successors and assigns, past and present. Netro agrees and covenants that it will not ever institute any suit or action at law or in equity against Cisco by reason of any claims or causes of action described above.

      (b) Netro's Waiver of Unknown Claims. Netro expressly understands and acknowledges that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and that it explicitly took that into consideration in entering into this Agreement. With knowledge of the possibility of unknown claims, a portion of the consideration provided for herein was given in exchange for a full accord, satisfaction and discharge of all such claims. Consequently, Netro acknowledges and agrees that it is fully aware of and hereby waives all rights or benefits which it may now or in the future have under the provisions of California Civil Code Section 1542, which section has been explained fully by counsel and which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

      (c) Cisco's Release. Cisco hereby releases and forever discharges Netro and its direct or indirect assigns, parents, predecessors, successors, subsidiaries or affiliated corporations or business entities, past and present, as well as its directors, officers, partners, shareholders, agents, employees, attorneys, servants successors and assigns, past and present, and each of them, from any and all claims, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, that Cisco has had in the past, or now has, or may have in the future against Netro, or any other persons or entities, arising directly or indirectly out of or related in any way to any prior business dealings, negotiations, discussions or agreements between parties or their predecessors, successors, subsidiaries or affiliated corporations or business entities, past and present, as well as its directors, officers, partners, shareholders, agents, employees, attorneys, servants successors and assigns, past and present. Cisco agrees and covenants that it will not ever institute any suit or action at law or in equity against Netro by reason of any claims or causes of action described above.

      (d) Cisco's Waiver of Unknown Claims. Cisco expressly understands and acknowledges that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and that it explicitly took that into consideration in entering into this Agreement. With knowledge of the possibility of unknown claims, a portion of the consideration provided for herein was given in exchange for a full accord, satisfaction and discharge of all such claims. Consequently, Cisco acknowledges and agrees that it is fully aware of and hereby waives all rights or benefits which it may now or in the future have under the provisions of California Civil Code Section 1542, which section has been explained fully by counsel and which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

      (e) Limitation. The parties acknowledge and agree that the mutual releases and waivers contained in Sections 17.13(a), (b), (c) and (d) above do not apply to claims, liens, demands, causes of action, obligations, damages and liabilities arising out of, or relating to, (1) any purchase orders for the Products placed Netro and accepted by Cisco prior to the Effective Date of this Agreement or (2) a breach of the terms and conditions of this Agreement or the Technology Agreement.

      17.14 Entire Agreement. The Technology Agreement and this Agreement, including any Appendices, schedules and tables attached hereto which either have been specifically referred to herein or have been initialed by the parties, constitute the entire agreement between the parties with respect to the subject matter. This Agreement supersedes all prior discussions, understandings, agreements and representations with respect to the subject matter hereof.

      17.15 Relationship of the Parties. The parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party. The parties acknowledge and agree that any breach of the foregoing sentence shall be deemed a material breach of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CISCO SYSTEMS, INC.                       NETRO CORPORATION

By: /s/ CISCO SYSTEMS                     By: /s/ GIDEON BEN-EFRAIM
   -----------------------------------       -----------------------------------
Name:                                     Name: Gideon Ben-Efraim
   -----------------------------------       -----------------------------------
Title:                                    Title: CEO
   -----------------------------------       -----------------------------------
                                                 12/10/98

Appendix A

1.1   Netro's Boards

      BSC-E-2000-00
      BWSM in Cisco Terminology

1.2   Products

PRODUCT NUMBER                         PRODUCT DESCRIPTION                                                           LIST PRICE
--------------                         -------------------                                                           ----------
[***]
[***]                                  MGX8220, 16-Slot, Rack-Mount, ASC, ASC-BC                                     [***]

[***]                                  Redundant ASC: Includes ASC-BC                                                [***]
[***]                                  MGX 8220 Controller Card, Enhanced                                            [***]
[***]                                  Redundant ASC2: Includes ASC-BC                                               [***]
[***]                                  Broadband Network Module-One T3 Port                                          [***]
[***]                                  Broadband Network Module-One E3 Port                                          [***]
[***]                                  BNM Back Card with DB15 Clock Connector                                       [***]
[***]                                  BNM Back Card with BNC Clock Connector                                        [***]
[***]                                  Broadband Network Module with one SONET/SDH (155 Mbps) Port                   [***]
[***]                                  BNM Back Card with a Single Mode Fiber Interface                              [***]

[***]                                  Power Cord with AS 3112 Plug (Australia, New Zealand)                         [***]
[***]                                  Power Cord with CEE 7/7 plug (Continental Europe)                             [***]
[***]                                  Power Cord with BS 1363 plug (Great Britain, Ireland)                         [***]
[***]                                  Power Cord with CEI 23-16/VII plug (Italy)                                    [***]
[***]                                  Power Cord with NEMA L6-20 Twistlock plug (North America)                     [***]


[***] CONFIDENTIAL TREATMENT REQUESTED

[***]
                                       MGX8220DC Power Entry Module                                                  [***]
[***]
[***]                                  AC Power Option 1 - one 875 Watt, one AC Input                                [***]
[***]                                  AC Power Option 2 - two 875 Watt, one AC Input                                [***]
[***]                                  AC Power Option 3 - two 875 Watt, two AC Input                                [***]
[***]                                  MGX 8220 Controller Card, Enhanced                                            [***]
[***]                                  MGX8220 Base Unit - Spare (without backplane)                                 [***]
[***]                                  MGX8220 Controller Card Back Card                                             [***]
[***]                                  MGX8220 Controller Card                                                       [***]
[***]                                  AC PS Rack encl. 1 AC line input                                              [***]
[***]                                  AC PS Rack encl. 2 AC line inputs                                             [***]
[***]                                  875 W AC Power Supply                                                         [***]
[***]                                  Mounting Kit To Install MGX8220 Chassis In A 23" Rack                         [***]
[***]                                  Mounting Kit To Install AC, Cooling or ESP in a 23" Rack                      [***]
[***]                                  Shot Cable, AC Shelf to MGX8220                                               [***]
[***]                                  Long Cable, AC Shelf to MGX8220                                               [***]

[***]

[***]                                  MGX8220 Two Shelf Cooling                                                     [***]
[***]                                  MGX8220 Additional Two Shelf Cooling                                          [***]

[***]

[***]                                  AXIS concentrator, 16-slot, rack mount, ASC, ASC-BC                           [***]
[***]                                  Redundant concentrator controller - Includes the Rack Card                    [***]
[***]                                  ASC back card                                                                 [***]
[***]                                  Broadband network module (BNM)-1 T3 port                                      [***]
[***]                                  Broadband network module (BNM)-1 E3 port                                      [***]

[***] CONFIDENTIAL TREATMENT REQUESTED

[***]                                  Broadband network module (BNM)-155 Mbps                                       [***]
[***]                                  T3/E3 BNM back card with DB15 clock connector                                 [***]
[***]                                  T3/E3 BNM back card with BNC clock connector                                  [***]
[***]                                  OC-3/STM-1 BNM back card                                                      [***]
[***]                                  Firmware media kit for use with AXIS concentrator                             [***]

[***] CONFIDENTIAL TREATMENT REQUESTED

1.3   SOFTWARE

Cisco will modify its basic [***] software for Netro. The Netro version will support connection to BPX through the standard UNI format mode and will have substantially the same functionality and performance as the basic [***] software, except for the following changes and feature restrictions:

(1) This new release of software for Netro will be called "NETRO.019" or NETRO.Oxxx

(2) The existing AXIS default prompt would be changed to NETRO and would look like "NETRO.ShelfName.Shelf #.ShelfStatus" where ShelfStatus of "a" means active and "s" means standby.

(3) The standard prompt would look like "ShelfName.Shelf #.ShelfStatus"

(4) NETRO.Oxxx s/w release would only support [***] and a choice of [***] or [***] or [***].

(5) NETRO.Oxxx s/w release would not recognize and support [***] or [***].

(6) NETRO.Oxxx s/w release would only recognize and support Netro [***] in a bounded Axis shelf. Any other type of [***] would be supported.

(7) NETRO.Oxxx would not include any [***] contents.

(8) NETRO.Oxxx would not support [***].

(9) NETRO.Oxxx uplink interface will only support [***] format.

(10) NETRO.Oxxx s/w release would not provide any support for [***], policing or congestion management.

(11) NETRO.Oxxx s/w would not provide any [***], for example, services and protocols specific to [***], [***], [***], [***], [***] etc.

[***] CONFIDENTIAL TREATMENT REQUESTED

APPENDIX B

                         Specifications for the Product

                          Cisco MGX 8220 Specifications

MECHANICAL CONFIGURATION

- [***] Slots

[***] slots reserved for [***]

[***] slots reserved for [***]

[***] slots reserved for [***]

[***] slots reserved for [***] Not Included in the Product

Ten available for function modules - Not provided by Cisco

DIMENSIONS

- 8.75 x 17.45 x 20 in. (21.8 x 43.6 x 50 cm)

- 19 in. (48.3 cm) rack mountable

POWER REQUIREMENT

- 48 VDC or 110/22OVAC

- 400 watts

- Redundant power feeds

CAPACITY

- [***] Mbps ATM cell bus

SUBSCRIBER INTERFACES

- Provided by Netro Service modules

- TRUNK INTERFACES

- [***]

- [***]

- Redundancy

- [***] optional common equipment redundancy

- [***] redundancy support for Netro BWSM

NETWORK MANAGEMENT

- Simple Network Management Protocol (SNMP) configuration and monitoring

- Trivial File Transfer Protocol (TETP) software download

- TFTP statistics collection

- Connection Management Permanent virtual circuits (PVCs)


[***] CONFIDENTIAL TREATMENT REQUESTED

                                   Appendix C

                           List of Cisco's Competitors

[***]

[***]

[***]

[***]

[***]

And any subsidiaries or controlled affiliates of the above.


[***] CONFIDENTIAL TREATMENT REQUESTED